UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Compensation Committee of the Board of Directors of NVR, Inc. approved the grant of non-qualified stock options to purchase NVR, Inc. common stock (“Shares”) to the following executive officers of NVR, Inc.:

Paul C. Saville, President and Chief Executive Officer - 63,300 Shares

Daniel D. Malzahn, Vice President and Chief Financial Officer - 25,500 Shares

Robert W. Henley, President NVR Mortgage Finance, Inc. - 19,700 Shares

Eugene J. Bredow, Vice President and Controller - 11,900 Shares

Consistent with the disclosure in the Company’s 2014 Proxy Statement, the grants represent four years of long-term incentive compensation to each executive officer. Each executive officer’s grant consisted of two options, each covering half of the number of Shares listed above. One of the options is a time-based option which will vest in 25% increments on each of December 31, 2016, 2017, 2018 and 2019, provided that the executive officer remains employed by NVR, Inc. on the relevant vesting date. The other option is performance-based and will vest on the same terms as the time-based options, subject to an additional requirement that vesting of the options is based on the Company’s return on capital performance during 2014 to 2016.

The exercise price of each of the options is $1,094.22, which was the closing price of our common stock on the day preceding the date the options were granted.

All of the options were granted under the NVR, Inc. 2014 Equity Incentive Plan (the “Plan”), a copy of which is filed as Exhibit 10.1 to NVR, Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 7, 2014 and is incorporated herein by reference. Additional terms of the time-based options are set forth in the form of Non-Qualified Stock Option Agreement filed as Exhibit 10.1 to the NVR, Inc. Form 8-K filed with the SEC on May 7, 2014, and additional terms of the performance-based options are set forth in the form of Non-Qualified Stock Option Agreement filed as Exhibit 10.3 to the Form 8-K. Both forms of option agreement are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 16, 2014	By:	/s/ Daniel D. Malzahn
	Name:	Daniel D. Malzahn
	Title:	Vice President and Chief Financial Officer